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                                                                      EXHIBIT 23
                                                                      ----------


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-3 or Form S-8, File No. 33-40011, File No. 33-58734, File No. 33-34640, File No. 33-71202, as amended, File No. 33-66728, File
No. 33-71200, File No. 33-82374, File No. 33-86018, File No. 33-86978, File No.
33-58627, File No. 33-63001 and File No. 333-12961.


/s/Arthur Andersen LLP

Atlanta, Georgia
  March 27, 1997